                                                                   EXHIBIT 99.3



    INDUSTRIAL PACKAGING DIVISION OF ROYAL PACKAGING INDUSTRIES VAN LEER N.V, HUHTAMAKI HOLDING LTDA., VAN LEER FRANCE HOLDING S.A.S., VAN LEER CONTAINERS
            INC., AND AMERICAN FLANGE AND MANUFACTURING COMPANY INC.

         COMBINED FINANCIAL STATEMENTS FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 1999 (WITH UNAUDITED COMBINED FINANCIAL STATEMENTS FOR THE YEAR
                            ENDED DECEMBER 31, 2000)




Report of Independent Auditors                                2
Combined Balance Sheets                                       3
Combined Statements of Operations                             4
Combined Statements of Cash Flows                             5
Notes to the Combined Financial Statements                    6

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc.:

We have audited the accompanying combined balance sheets of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. ("the Company") as of December 31, 1999, 1998 and 1997 and the related combined statements of operations and cash flows for each of the years in the three year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in The Netherlands and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. as of December 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1999, in conformity with generally accepted accounting principles in The Netherlands.

Generally accepted accounting principles in The Netherlands vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations and shareholders' equity as of and for the years ended December 31, 1999 and 1998 to the extent summarized in
Note 18 to the combined financial statements.


Amsterdam, May 10, 2001



/S/ ERNST & YOUNG ACCOUNTANTS

COMBINED BALANCE SHEETS
(AMOUNTS IN THOUSANDS OF EURO)

                                                                                              AS OF DECEMBER 31,
------------------------------------------------------------------------------------------------------------------------------------
                                   NOTES                2000                   1999                    1998                  1997
                                                     (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------
ASSETS EMPLOYED:

Tangible fixed assets
At cost                             (3)      737,461                721,259                 630,697                600,689
Accumulated depreciation                    (385,059)              (361,575)               (317,015)              (315,303)
                                          ----------             ----------              ----------             ----------
                                                        352,402                 359,684                 313,682              285,386

Financial fixed assets
Loans and securities                (4)                  48,072                 657,855                 462,414              418,328
                                                     ----------             -----------             -----------              -------
Total fixed assets                                      400,474               1,017,539                 776,096              703,714

Current assets
Stocks                              (5)      130,314                110,060                  95,441                107,129
Debtors                             (6)      248,675                234,013                 192,428                204,947
Cash and banks                                35,202                 24,530                  10,902                 23,615
                                          ----------             ----------              ----------             ----------
Total current assets                         414,191                368,603                 298,771                335,691


Current liabilities                 (7)     (182,620)              (196,953)               (152,476)              (163,897)
                                          ----------             ----------              ----------             ----------
Net working capital                                     231,571                 171,650                 146,295              171,794
                                                     ----------             -----------             -----------              -------
Net capital employed                                    632,045               1,189,189                 922,391              875,508
                                                     ==========             ===========             ===========            =========
FINANCED BY:
Medium and long-term loans          (8)      209,655                477,640                 277,103                228,514
Banks                                         36,696                 47,058                  49,907                 36,355
                                          ----------             ----------              ----------             ----------
                                                        246,351                 524,698                 327,010              264,869
Provisions for liabilities and
   Charges
Unfunded pension liabilities and
   similar obligations              (9)       33,630                 41,006                  42,889                 47,888
Deferred tax liabilities           (10)       36,669                 29,660                  37,848                 39,430
Other provisions                   (11)       36,997                 38,251                  41,738                 51,437
                                          ----------             ----------              ----------             ----------
                                                        107,296                 108,917                 122,475              138,755
Group equity
Shareholders' equity                         271,461                545,425                 464,900                465,806
Outside shareholders' interest                 6,937                 10,149                   8,006                  6,078
                                          ----------             ----------              ----------             ----------
Total group equity                 (12)                 278,398                 555,574                 472,906              471,884
                                                     ----------             -----------             -----------              -------
Financing capital                                       632,045               1,189,189                 922,391              875,508
                                                     ==========             ===========             ===========            =========

SEE ACCOMPANYING NOTES.

COMBINED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS OF EURO)

                                                                               FOR THE YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------
                                                         NOTES      2000          1999         1998          1997
                                                                 (UNAUDITED)
-----------------------------------------------------------------------------------------------------------------------
Net sales                                                (14)       1,028,078      921,854       919,550       972,691

Movements in stocks                                                     1,476      (3,239)         (526)         (772)
                                                                -------------------------------------------------------
Proceeds of production                                              1,029,554      918,615       919,024       971,919

Direct materials                                                     (535,813)    (440,254)     (460,976)     (487,690)
                                                                -------------------------------------------------------
Value added                                                           493,741      478,361       458,048       484,229

Operating costs                                          (15)        (459,009)    (425,673)     (401,515)     (432,333)
                                                                -------------------------------------------------------

Operating profit before interest and taxation                          34,732       52,688        56,533        51,896

Interest income/(expense)                                (16)           7,401      (1,647)         1,216       (2,888)
Foreign exchange result                                               (1,542)            1       (3,872)       (1,555)
                                                                -------------------------------------------------------
Operating profit before taxation                                       40,591       51,042        53,877        47,453

Tax on operating profit                                                   230      (12,301)       (9,665)      (10,468)
                                                                -------------------------------------------------------
Net operating profit                                                   40,821       38,741        44,212        36,985

Net extraordinary expense                                (17)               -       (1,644)       (2,380)       (1,426)
                                                                -------------------------------------------------------
Profit after taxation                                                  40,821       37,097        41,832        35,559

Third party interest                                                     (724)      (1,540)         (457)         (505)
                                                                -------------------------------------------------------
Net income                                                             40,097       35,557        41,375        35,054
                                                                =======================================================




SEE ACCOMPANYING NOTES.

COMBINED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS OF EURO)

                                                      FOR THE YEARS ENDED DECEMBER 31,
----------------------------------------------------------------------------------------------
                                                    2000        1999        1998        1997
                                                (UNAUDITED)
----------------------------------------------------------------------------------------------
CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net income for the year                             40,097      35,557      41,375      35,054
Depreciation                                        39,515      33,956      32,244      32,855
                                                  --------    --------    --------    --------
OPERATING CASH FLOW                                 79,612      69,513      73,619      67,909

Movement in working capital                        (49,249)    (11,727)     12,786      (1,754)
Stock appreciation rights exercised                   --       (30,399)    (15,905)     (6,812)
Movement in provisions                              (1,621)    (13,558)    (16,280)    (16,872)
                                                  --------    --------    --------    --------
CASH FLOW PROVIDED BY OPERATING ACTIVITIES          28,742      13,829      54,220      42,471

Net investments in tangible fixed assets           (42,874)    (64,300)    (75,819)    (58,025)
Other                                                6,294      (6,064)     12,787       3,142
                                                  --------    --------    --------    --------

CASH FLOW USED IN INVESTING ACTIVITIES             (36,580)    (70,364)    (63,032)    (54,883)

Loans and securities                                86,783    (195,441)    (44,086)    (14,203)
Medium and long-term loans                        (267,985)    200,537      48,589      16,591
Banks                                              (10,362)     (2,849)     13,552      13,050
Net transfers (to) from Parent Company             210,074      67,916     (21,956)    (12,168)
                                                  --------    --------    --------    --------

CASH FLOW USED/PROVIDED BY FINANCING ACTIVITIES     18,510      70,163      (3,901)      3,270
                                                  --------    --------    --------    --------


CASH FLOW                                           10,672      13,628     (12,713)     (9,142)
                                                  ========    ========    ========    ========




SEE ACCOMPANYING NOTES.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                         (AMOUNTS IN THOUSANDS OF EURO)

(1) BASIS OF PRESENTATION OF THE COMBINED FINANCIAL STATEMENTS

The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of the Industrial Packaging Division of Royal Packing Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. (the "Company"). Each of these legal entities was a wholly owned subsidiary of Huhtamaki Van Leer Oyj (the "Parent Company") and historically operated two principal divisions: the Industrial Packaging Division and the Consumer Packaging Division.

On March 2, 2001, pursuant to the terms of a share purchase agreement between Greif Bros. Corporation (the "Purchaser") and Huhtamaki Van Leer Oyj, a Finnish corporation (the "Seller"), the Purchaser acquired all of the issued share capital of Royal Packaging Industries Van Leer N.V., a worldwide manufacturer of packaging products headquartered in the Netherlands. Pursuant to the terms of the agreement, the Purchaser also acquired all of the issued and outstanding share capital of Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc. and American Flange and Manufacturing Company Inc. Immediately prior to the acquisition by Greif Bros. Corporation, the Consumer Packaging Division of these entities was transferred to a subsidiary of the Parent Company. The Consumer Packaging Division was not acquired by Greif Bros. Corporation and, accordingly, these combined financial statements do not include financial information of the Consumer Packaging Division.

The accompanying combined financial statements include the assets, liabilities, net sales, movements in stocks, direct materials and other operating expenses that relate directly to the Industrial Packaging Division. Certain costs have been allocated to the Company on a direct basis, based upon a specific identification of the expenses. Allocations of expenses to the Company on an indirect basis have been made primarily on a proportional cost allocation method based on net capital. Management believes the above allocations to be reasonable under the circumstances, however, there can be no assurances that such allocations will be indicative of future results of operations of the combined businesses nor reflective of historical results had the combined businesses been a separate, stand-alone entity during the periods covered.

The combined financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands ("Dutch GAAP"). Note 18 includes a summary of differences between Dutch GAAP and generally accepted accounting principles in the United States that have an effect on net income and shareholders' equity. The accompanying combined financial statements do not represent Dutch statutory financial statements as the combined businesses were not conducted as a separate single legal entity. The preparation of the combined financial statements requires management to make estimates and assumption that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements are reported in Euro for all periods presented. Prior year amounts were restated from Dutch guilders into Euro by dividing the amounts in Dutch guilders by the exchange rate of 2.20371, fixed on January 1, 1999. The comparative financial statements presented for periods prior to January 1, 1999 and reported in Euro depict the same trends as would have been presented if the Company had continued to present financial statements in Dutch guilders. However, the financial statements for the periods prior to January 1, 1999 will not be comparible to the financial statements of other companies that reported in Euro and that restated their prior period financial statements from a currency other then Dutch guilder.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

COMBINATION

The combined financial statements include all companies in which the Company directly or indirectly holds more than fifty percent of the shares and/or on whose management and financial policy the Company exercises a decisive influence. The results of subsidiaries acquired are included from the date of acquisition and for subsidiaries sold, up to the date of disposal. All intercompany balances and transactions between the entities have been eliminated.

UNAUDITED FINANCIAL INFORMATION

Information included in the combined financial statements as of and for the year ended December 31, 2000 is unaudited.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                         (AMOUNTS IN THOUSANDS OF EURO)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RELATED PARTY TRANSACTIONS

Amounts due from or payable to the Parent Company result primarily from intercompany charges. Loans to and loans from the Parent Company relate primarily to intercompany financing transactions.

TRANSLATION OF FOREIGN CURRENCIES

The balance sheets of foreign entities are translated into Euros at the year-end exchange rates. The statements of operations are translated at the average exchange rates for the year. The resulting net translation adjustments are recorded directly to shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

TANGIBLE FIXED ASSETS

Land, buildings, machinery, installations and other tangible fixed assets are carried at cost net of depreciation.

Assets depreciation terms are as follows:

Land                                                   -
Buildings                                       40 years
Machinery and installations                   8-14 years
Other operational assets                      3-12 years

Assets acquired under financing arrangements classified as capital leases are capitalized and depreciated in accordance with the above principles. The corresponding capital lease obligations are classified with long term loans due after more than one year. Other operational assets include primarily computer hardware and software and furniture and fixtures.

GOODWILL

Goodwill, representing the amount paid in excess of net asset value for companies acquired, is charged to shareholders' equity.


IMPAIRMENT OF LONG-LIVED ASSETS

Impairment of tangible fixed assets and other long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market value of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

LOANS AND SECURITIES

Loan and securities are valued at historical cost and represent the net realizable value.

                         (AMOUNTS IN THOUSANDS OF EURO)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCKS

Inventories are valued at the lower of cost of market principally by the first-in, first-out method. Work in progress and finished goods include the cost of direct materials, labour, and overhead.


PENSIONS AND POST-RETIREMENT BENEFITS

Pension schemes are established in various countries in conformity with local regulations. Current service costs of pension plans are charged to operations in the year in which they arise. The unfunded liability of pensions is determined by using the accrued benefit valuation method. Under this method the accrued liability represents the present value of benefits payable at retirement date, taking into account the applicable variables such as employee salaries, employee service years, and plan returns. Such variables do not take into account assumptions regarding future events.

Certain subsidiaries maintain post retirement health care and life insurance benefits. Benefits accrue over the periods employees render service, and are actuarially calculated based on current assumptions. These plans are not funded, however, the recorded provision is sufficient to cover the present value of the accumulated post-retirement benefit obligation. The cost for the year represents the increase in the obligation for post-retirement benefits granted to employees, and is adjusted for differences in this obligation due to changes in assumptions.


TAXATION ON THE RESULT

The provision for income tax included in the accompanying combined financial statements has been determined as if the Company was a stand alone entity during the periods covered. The provision for income taxes consists of current tax expense and deferred tax expense. In certain tax jurisdictions, the Company maintains deferred tax assets which consist principally of net operating loss carryforwards. Management has assessed whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has established, to the extent that deferred tax assets are not offset by deferred tax liabilities within a tax jurisdiction, a full valuation allowance for deferred tax assets.

OTHER ASSETS AND LIABILITIES

All other assets and liabilities are stated at the amounts at which they were acquired or incurred. Assets are stated net of related provisions.

INCOME AND EXPENSE

The Company recognizes sales when there is evidence of a sales agreement, the delivery of goods has occurred, and collectibility is reasonably assured. Other income, costs and expenses are allocated to the year to which they relate. Losses are accounted for in the year in which they are identified. Research and development expenditures are written off as incurred.

                         (AMOUNTS IN THOUSANDS OF EURO)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK APPRECIATION RIGHTS

Until October 1999, the Company sponsored a Stock Appreciation Rights ("SAR") Plan, which provided eligible employees with the right to receive cash equal to the appreciation of the Company's ordinary shares subsequent to the date of grant. The stock appreciation rights vest over a two to three year period and expire five years from the date of grant. Compensation in the form of cash payments to employees related to the SAR Plan are charged directly to equity. Subsequent to October 1999, no stock appreciation rights were granted and none were outstanding.

(3) TANGIBLE FIXED ASSETS                               MACHINERY       OTHER       ASSETS
2000 UNAUDITED                                             AND        OPERATIONAL    UNDER
                              LAND          BUILDINGS  INSTALLATIONS     ASSETS    CONSTRUCTION   NOT IN USE     TOTAL
-------------------------------------------------------------------------------------------------------------------------
Book value at 01-01-2000       19,138        74,270       188,592        18,527        56,830         2,327       359,684
Additions                        --           3,961        37,614         4,449        (5,646)        2,496        42,874

Depreciation                     --          (2,967)      (29,269)       (6,413)         --            (866)      (39,515)
Other movements                  (829)       (2,319)       (2,879)          419        (3,874)       (1,159)      (10,641)
-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-2000       18,309        72,945       194,058        16,982        47,310         2.798       352,402

At cost at 31-12-2000          18,309       113,286       479,087        71,863        47,310         7,606       737,461
Accumulated depreciation         --         (40,341)     (285,029)      (54,881)         --          (4,808)     (385,059)
-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-2000       18,309        72,945       194,058        16,982        47,310         2,798       352,402
                              ===========================================================================================
1999
Book value at 01-01-1999       16,766        64,692       146,251        17,801        67,478           694       313,682
Additions                         122        10,237        63,282         7,312       (19,335)        2,682        64,300

Depreciation                     --          (2,967)      (24,614)       (5,784)         --            (591)      (33,956)
Other movements                 2,250         2,308         3,673          (802)        8,687          (458)       15,658
-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-1999       19,138        74,270       188,592        18,527        56,830         2,327       359,684

At cost at 31-12-1999          19,138       115,125       452,494        70,937        56,830         6,735       721,259
Accumulated depreciation         --         (40,855)     (263,902)      (52,410)         --          (4,408)     (361,575)

-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-1999       19,138        74,270       188,592        18,527        56,830         2,327       359,684
                              ===========================================================================================
1998
Book value at 01-01-1998       13,467        68,020       141,986        18,404        42,877           632       285,386
Additions                       3,455         2,209        34,107         6,960        29,082             6        75,819

Depreciation                     --          (2,812)      (22,826)       (6,593)         --             (13)      (32,244)
Other movements                  (156)       (2,725)       (7,016)         (970)       (4,481)           69       (15,279)

-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-1998       16,766        64,692       146,251        17,801        67,478           694       313,682

At cost at 31-12-1998          16,766       100,615       374,321        66,530        67,478         4,987       630,697
Accumulated depreciation         --         (35,923)     (228,070)      (48,729)         --          (4,293)     (317,015)

-------------------------------------------------------------------------------------------------------------------------

Book value at 31-12-1998       16,766        64,692       146,251        17,801        67,478           694       313,682
                              ===========================================================================================

                         (AMOUNTS IN THOUSANDS OF EURO)

(3) TANGIBLE FIXED ASSETS (CONTINUED)

                                                        MACHINERY       OTHER         ASSETS
                                                           AND        OPERATIONAL      UNDER
                               LAND       BUILDINGS    INSTALLATIONS     ASSETS     CONSTRUCTION   NOT IN USE     TOTAL
-------------------------------------------------------------------------------------------------------------------------
1997
Book value at 01-01-1997       10,218        69,540       137,694        17,650        27,025         1,664       263,791
Additions                       3,729         3,902        26,099         8,012        16,230            53        58,025

Depreciation                     --          (3,411)      (22,093)       (7,090)         --            (261)      (32,855)
Other movements                  (480)       (2,011)          286          (168)         (378)         (824)       (3,575)

-------------------------------------------------------------------------------------------------------------------------
Book value at 31-12-1997       13,467        68,020       141,986        18,404        42,877           632       285,386

At cost at 31-12-1997          13,467       102,792       365,481        70,628        42,877         5,444       600,689
Accumulated depreciation         --         (34,772)     (223,495)      (52,224)         --          (4,812)     (315,303)

-------------------------------------------------------------------------------------------------------------------------

Book value at 31-12-1997       13,467        68,020       141,986        18,404        42,877           632       285,386
                               ==========================================================================================


Other movements primarily include exchange rate effects. Assets under construction include payments on account. Assets not in use represent land and buildings held for sale or machinery temporarily idled. Such assets are recorded at their net realizable value.


(4) LOANS AND SECURITIES

                                           2000       1999        1998        1997
                                -----------------------------------------------------
                                       (UNAUDITED)
Loans to third parties and securities      33,920       2,198       2,095       3,285
Loans to Parent Company                     9,513     652,237     457,707     413,862
Other                                       4,639       3,420       2,612       1,181
                                -----------------------------------------------------
                                           48,072     657,855     462,414     418,328
                                =====================================================

In 2000, loans to the Parent Company were reduced by a dividend declared to the Parent Company in the amount of Euro 523,000. In February 2001, the transaction was settled in a non-cash transaction.


(5) STOCKS

                                           2000       1999        1998        1997
                                -----------------------------------------------------
                                       (UNAUDITED)
Direct materials                           87,688      74,459      61,285      72,538
Work in progress                           11,141       7,826       7,788       6,461
Finished goods                             31,485      27,775      26,368      28,130
                               ------------------------------------------------------
                                          130,314     110,060      95,441     107,129
                               ======================================================

Provision is made for obsolete and slow-moving items.

                         (AMOUNTS IN THOUSANDS OF EURO)

(6) DEBTORS


                                           2000        1999        1998        1997
                           ----------------------------------------------------------
                                       (UNAUDITED)
Trade debtors third party                 174,448     165,233     135,862     139,292
Miscellaneous debtors third party          16,310      17,519      22,215      25,549
Other debts from Parent Company             6,716      15,621       5,009       7,798
Prepayments and accrued income             44,277      29,211      23,916      26,754
Deferred tax assets                         6,924       6,429       5,426       5,554
                           ----------------------------------------------------------
                                          248,675     234,013     192,428     204,947
                           ==========================================================

(7) CURRENT LIABILITIES

                                          2000          1999        1998       1997
                          ----------------------------------------------------------
                                        (UNAUDITED)
Trade creditors third party                82,386      75,364      56,675      65,988
Taxes payable                               6,892      19,209      12,065      13,161
Accruals and deferred income               69,509      80,032      57,960      63,603
Other current liabilities third party      20,391      17,644      22,344      18,683
Other current liabilities
to Parent Company                           3,442       4,704       3,432       2,462
                           ----------------------------------------------------------
                                          182,620     196,953     152,476     163,897
                           ==========================================================

(8) MEDIUM AND LONG-TERM LOANS

                                          2000                  1999                   1998                1997
                                 ------------------------------------------------------------------------------------------
                                                 REPAYABLE          REPAYABLE                REPAYABLE           REPAYABLE
                                                  IN ONE              IN ONE                  IN ONE               IN ONE
                                    TOTAL          YEAR    TOTAL       YEAR       TOTAL        YEAR     TOTAL       YEAR
---------------------------------------------------------------------------------------------------------------------------
                                      (UNAUDITED)

Loans from Parent Company           180,492           -   359,287           -    160,321           -   105,564           -

Bank loans                           23,964         972   112,517       3,213    110,032       3,523   116,640         574

Other loans                           3,551         157     4,157         532      5,140         451     4,669         442

Finance lease liabilities             1,648         154     1,679       1,679      1,610         207     1,641         342
                                 ------------------------------------------------------------------------------------------
                                    209,655       1,283   477,640       5,424    277,103       4,181   228,514       1,358
                                 =========================================================================================


The average years to maturity and interest rate on medium and long-term debt is as follow:

                                             2000         1999        1998      1997
                                           -------------------------------------------
                                           (UNAUDITED)
Average years to maturity                     2.1         2.1         4.0         4.3

Average interest rate on bank loans           7.1%        7.0%        7.4%        7.5%

                         (AMOUNTS IN THOUSANDS OF EURO)

 (9) UNFUNDED PENSION LIABILITIES AND SIMILAR OBLIGATIONS

Unfunded pension liabilities and similar assets consist of the following:

                                                              UNFUNDED
                                                               PENSION              POSTRETIREMENT
                                                              LIABILITIES               BENEFITS                   TOTAL
-------------------------------------------------------------------------------------------------------------------------------
Balance at Dec. 31, 2000 (unaudited)                                  21,440                   12,190                   33,630
                                                          ===================     ====================     ====================
Balance at Dec. 31, 1999                                              29,425                   11,581                   41,006
                                                          ===================     ====================     ====================
Balance at Dec. 31, 1998                                              29,539                   13,350                   42,889
                                                          ===================     ====================     ====================
Balance at Dec. 31, 1997                                              33,503                   14,385                   47,888
                                                          ===================     ====================     ====================

The unfunded pension and postretirement obligations are primarily long-term liabilities.

(10) DEFERRED TAX LIABILITIES

2000 UNAUDITED

Balance at Dec. 31, 1999                                                                                                29,660
Uses                                                                                                                    (3,290)
Additional provision                                                                                                    10,299
                                                                                                           --------------------
Balance at Dec. 31, 2000                                                                                                36,669
                                                                                                           ====================
1999

-------------------------------------------------------------------------------------------------------------------------------
Balance at Dec. 31, 1998                                                                                                37,848
Uses                                                                                                                   (10,315)
Additional provision                                                                                                     2,127
                                                                                                           --------------------
Balance at Dec. 31, 1999                                                                                                29,660
                                                                                                           ====================
1998

-------------------------------------------------------------------------------------------------------------------------------
Balance at Dec. 31, 1997                                                                                                39,430
Uses                                                                                                                    (2,700)
Additional provision                                                                                                     1,118
                                                                                                           --------------------
Balance at Dec. 31, 1998                                                                                                37,848
                                                                                                           ====================
1997

-------------------------------------------------------------------------------------------------------------------------------
Balance at Dec. 31, 1996                                                                                                43,735
Uses                                                                                                                    (4,721)
Additional provision                                                                                                       416
                                                                                                           --------------------
Balance at Dec. 31, 1997                                                                                                39,430
                                                                                                           ====================

The deferred tax on timing differences is primarily a long-term liability and is calculated at year-end tax rates.

                         (AMOUNTS IN THOUSANDS OF EURO)


 (11) OTHER PROVISIONS

Other provisions consist of the following:
                                           2000        1999        1998        1997
                                   --------------------------------------------------
                                        (UNAUDITED)
Litigation                                  2,007       2,154       2,056       2,262
Reorganizations                            17,343      16,219      21,942      33,005
Release pay                                 2,099       2,819       3,497       1,782
Environmental                               6,799       6,702       5,351       5,615
Sundry                                      8,749      10,357       8,892       8,773
                                   --------------------------------------------------
                                           36,997      38,251      41,738      51,437
                                   ==================================================

(12) TOTAL GROUP EQUITY

                                           2000        1999         1998       1997
                                 ----------------------------------------------------
                                       (UNAUDITED)
Beginning balance at January 1            555,574     472,906     471,884     445,420
Net income                                 40,097      35,557      41,375      35,054
Goodwill                                   (3,157)     (1,205)     (3,256)     (2,280)
Stock appreciation rights exercised          --       (30,399)    (15,905)     (6,812)
Dividend declared to the Parent Company  (523,000)       --          --          --
Net transfers (to) from Parent Company    210,074      67,916     (21,956)    (12,168)
Other                                      (1,190)     10,799         764      12,670
                                    -------------------------------------------------
Ending balance at December 31             278,398     555,574     472,906     471,884
                                    =================================================

Other relates primarily to the effect of foreign currency translation adjustments.


(13) CONTINGENT LIABILITIES AND OTHER COMMITMENTS

                                           2000        1999        1998        1997
                                   --------------------------------------------------
                                           (UNAUDITED)
Contingent liabilities (guarantees)         6,927       7,760      28,415      27,387
Rentals under lease contracts              16,864      11,968      10,064       8,368
Prospective capital expenditure            16,979       9,630      15,091      40,416

The Company is involved in several legal proceedings. It is not expected that the outcome from these legal proceedings will have a material effect on the Company. The Company has provided for all probable liabilities, as considered necessary by management.

(14) NET SALES

Net sales by geographical area are as follows:

                                          2000        1999        1998        1997
                                   --------------------------------------------------
                                       (UNAUDITED)
Europe                                    462,083     434,891     442,638     453,270
North America and Mexico                  261,447     225,368     190,870     179,957
Africa                                     67,997      55,063      54,100      69,397
Australia and South East Asia             106,767      97,766      92,549     126,067
Central and South America                 129,784     108,766     139,393     144,000
                                   --------------------------------------------------
                                        1,028,078     921,854     919,550     972,691
                                   ==================================================

                         (AMOUNTS IN THOUSANDS OF EURO)


(15) OPERATING COSTS

Operating costs consist of the following:

                                          2000         1999        1998        1997
                                    -------------------------------------------------
                                        (UNAUDITED)
Salaries and wages                        158,084     148,737     142,362     143,375
Social charges                             49,318      41,243      43,315      45,575
Pension costs                               7,513       8,426      10,256      10,040
                                    -------------------------------------------------
Total salaries, wages, social charges
 and pension costs                        214,915     198,406     195,933     198,990
Depreciation of tangible fixed assets      39,515      33,956      32,244      32,855
Transport costs                            69,727      61,373      54,650      53,159
Other operating costs                     134,852     131,938     118,688     147,329
                                    -------------------------------------------------
                                          459,009     425,673     401,515     432,333
                                    =================================================

Other operating costs include utilities, insurance, rental, leases, travel expenses and miscellaneous overhead expenses. Social charges include the cost of post-retirement benefits.


(16) INTEREST INCOME/(EXPENSE)

Income/(expense) consists of the following:

                                           2000       1999         1998        1997
                            ---------------------------------------------------------
                                       (UNAUDITED)
Interest expense                          (15,769)    (18,338)    (20,306)    (23,671)
Interest income                            23,170      16,691      21,522      20,783
                            ---------------------------------------------------------
                                            7,401      (1,647)      1,216      (2,888)
                            =========================================================

(17) NET EXTRAORDINARY EXPENSE

                                          2000         1999        1998        1997
                            ---------------------------------------------------------
                                        (UNAUDITED)
Extraordinary income                         --          --         5,945       2,919
Extraordinary expense                        --        (2,905)     (8,325)    (11,344)
                            ---------------------------------------------------------
                                             --        (2,905)     (2,380)     (8,425)
Tax income/(expense)                         --         1,261        --         6,999
                            ---------------------------------------------------------
                                             --        (1,644)     (2,380)     (1,426)
                            =========================================================

Extraordinary income primarily represents the reversal of tax liabilities as a result of a change in tax law and final settlements with tax authorities. Extraordinary expenses relate primarily to costs associated with the year 2000.

                         (AMOUNTS IN THOUSANDS OF EURO)


(18) NET INCOME AND SHAREHOLDERS' EQUITY UNDER ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

The combined financial statements have been prepared in accordance with generally accepted accounting principles in The Netherlands ("Dutch GAAP"), which differ in certain significant respects from generally accepted accounting principles in the United States of America ("U.S. GAAP").

The table below reconciles the net income and shareholders' equity of the Company under Dutch GAAP to the net income and shareholders' equity under U.S.
GAAP:

                                                                              YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------------
                                                                    2000                1999               1998
                                                               ----------------    ---------------    ----------------
                                                                 (UNAUDITED)
Net income under Dutch GAAP                                       (EURO)40,097      (EURO)35,557        (EURO)41,375
   Stock-appreciation rights                                                 -           (13,798)             (1,284)
   Pensions and post retirement benefit plans                            2,965            (2,226)             (1,151)
   Restructuring provisions                                                320            (1,791)             (7,598)
   Year 2000 costs                                                      (1,055)             (862)             (1,588)
   Start-up costs                                                        4,469            (2,451)             (2,618)
   Goodwill amortization                                                  (652)             (507)               (309)
   Income tax effect of U.S. GAAP adjustments                           (1,292)              786               1,060
                                                               ----------------    ---------------    ----------------
Net income under U.S. GAAP                                        (EURO)44,852      (EURO)14,708        (EURO)27,887
                                                               ================    ===============    ================

                                                                                    DECEMBER 31,
                                                               --------------------------------------------------------
                                                                     2000                1999                1998
                                                               ----------------    ----------------    ----------------
                                                               (UNAUDITED)
Shareholders' equity under Dutch GAAP                            (EURO)271,461       (EURO)545,425       (EURO)464,900
   Stock-based compensation                                                  -                   -              (4,814)
   Pensions and post retirement benefit plans                           30,766              28,585              27,092
   Restructuring provisions                                              8,820               8,500              10,291
   Year 2000 costs                                                           -               1,055               1,917
   Start-up costs                                                        5,969               1,500               3,951
   Goodwill                                                              9,817               7,313               6,614
   Income tax effect of U.S. GAAP adjustments                          (14,651)            (13,998)            (10,655)
                                                                ---------------    ----------------    ----------------
Shareholders' equity under U.S. GAAP                             (EURO)312,182       (EURO)578,380       (EURO)499,296
                                                                ===============    ================    ================


The following accounting principles were followed by the Company pursuant to U.S. GAAP:

STOCK-APPRECIATION RIGHTS
Until October 1999, the Company sponsored a Stock Appreciation Rights ("SAR") Plan, which provided eligible employees with the right to receive cash equal to the appreciation of the Company's ordinary shares subsequent to the date of grant. Stock appreciation rights issued under the SAR Plan vest over a two to three year period and expire five years from the date of grant. Under Dutch GAAP, compensation in the form of cash payments to employees related to the SAR Plan are charged directly to equity. Under U.S. GAAP, compensation expense or benefit on SARs is recorded each reporting period based on changes in the market price of the Company's ordinary shares.


PENSIONS AND POST RETIREMENT BENEFIT PLANS
Under Dutch GAAP, defined benefit pension and post retirement health care benefit expenses are based on premiums paid to certain pension and other post retirement benefit plan funds. The premiums are calculated using actuarial assumptions which among other variables do not take into account future salary increases or employee turnover due to resignations, dismissals or disability. Premiums are not reduced by credits relating to overfunding of the funds, which under Dutch GAAP is computed by valuing assets at fair market value less a prudence provision unless refunds are actually received from the fund.

                         (AMOUNTS IN THOUSANDS OF EURO)


(18) NET INCOME AND SHAREHOLDERS' EQUITY UNDER ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA (CONTINUED)


Under U.S. GAAP, pension costs are calculated in accordance with Financial Accounting Standards Board ("FASB") No. 87, "Employers' Accounting for Pensions" and postretirement benefit obligations are calculated in accordance with FASB No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." FASBs Nos. 87 and 106 are generally more prescriptive than Dutch GAAP. Under FASB No. 87, service costs are based on actuarial assumptions which among other variables include estimated future salary increases and estimated employee turnover related to resignations, dismissals and disability. Moreover, net periodic pension costs are reduced by credits representing amortization of overfunding of the fund which is calculated by valuing plan assets at fair market value. Under FASB No. 106, the service costs is based on the expected amount and timing of future benefits, taking into consideration the expected future cost of providing the benefits.

RESTRUCTURING PROVISIONS
Under Dutch GAAP, the Company provided reserves for anticipated costs associated with termination benefits and other costs associated with exit activities at the point when a general plan was approved by management and the costs were reasonably estimable.

Under U.S. GAAP, certain criteria, as outlined by Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No. 100, "Restructuring and Impairment Charges," must be met prior to providing for these costs. For those accruals where the Company did not meet the criteria of EITF No. 94-3 and SAB 100, the Company expensed the restructuring costs, if any, in the year in which they were incurred.

YEAR 2000 COSTS
Under Dutch GAAP, the Company accrued for anticipated costs related to Year 2000 preparation. Under U.S. GAAP, year 2000 costs were accounted for in accordance with EITF No. 96-14 "Accounting for the Costs Associated with Modifying Computer Software for the Year 2000" and were expensed as incurred.

START-UP COSTS
Under Dutch GAAP, the Company accrued for anticipated costs related to start-up activities of some of its operations. Under U.S. GAAP, these costs were accounted for in accordance with Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities" and, accordingly, were expensed as incurred.

GOODWILL
Under Dutch GAAP, the Company charged all goodwill directly to equity. Under U.S. GAAP, goodwill is amortized on a straight method over 15 years, the estimated useful life. The carrying amount of goodwill is reviewed on a quarterly basis for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that goodwill is not recoverable, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of the discounted cash flows.

INCOME TAX EFFECT OF U.S. GAAP ADJUSTMENTS
For all U.S. GAAP adjustments noted above, the tax effect was computed using the statutory tax rates of the respective subsidiaries of the Company creating the U.S. GAAP adjustment. To the extent the U.S. GAAP adjustment created a temporary deductible difference and there was insufficient positive evidence to support valuing the related deferred tax asset, an effective tax rate of 0% was used.